Exhibit 1(a)

                               BGE Capital Trust I

             % Trust Originated Preferred Securities (SM), Series___
                      (Liquidation amount $25 per security)
                     _____guaranteed to the extent the Trust
                             has available funds by

                       Baltimore Gas and Electric Company

                           Form of Purchase Agreement


                                           ____________, 1998


[Lead Underwriter]
Other Representatives
As representatives (the Representatives) of the several Purchasers named in Schedule A hereto,

Dear Sirs:

               BGE Capital  Trust I, a Delaware  statutory  business  trust (the
"Trust"), and Baltimore Gas and Electric Company, a Maryland corporation ("BGE or the Company"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Purchasers named in Schedule A hereto (the "Purchasers") _____,000_____% Trust Originated Preferred Securities, Series ____(liquidation amount $25 per security), representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), guaranteed by BGE as to the payment of distributions and payments upon liquidation or redemption, and benefiting from certain additional undertakings of BGE to the extent set forth (i) in the Guarantee Agreement between BGE and _____, as trustee thereunder (the "Guarantee Trustee"), to be dated as of the Time of Delivery (as defined in Section 2 hereof) (the "Guarantee"), (ii) BGE's _____% Deferrable Interest Junior Subordinated Debentures, Series _____ (the "Subordinated Debentures"), to be executed at the Time of Delivery, (iii) the Indenture between BGE and ___________as trustee thereunder (the "Debenture
Trustee"), dated as of ______, 1998, to be supplemented by the First Supplemental Indenture thereto relating to the Subordinated Debentures (collectively the "Indenture") and (iv) the trust agreement between BGE, as depositor, and the trustees named therein (as amended and restated from time to time, the "Trust Agreement").

               Concurrently with the issuance of the Preferred Securities and BGE's investment in the common securities of the Trust (the "Common Securities") representing undivided beneficial interests in the assets of the Trust, the Trust will loan the

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proceeds thereof to BGE and, to evidence such loan, BGE  will issue  and deliver to the Trust the Subordinated Debentures, which will be issued under the Indenture.

               The terms "you" and "your" refer to the Representatives who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A hereto, as the case may be.

               1. Representations and Warranties. Each of the Company and the Trust, jointly and severally, represents and warrants to and agrees with each Purchaser that:

               (a) A registration statement on Form S-3 (No. 333-_____), covering the Preferred Securities, Subordinated Debentures and Guarantee (collectively the "Registered Securities") including a prospectus has been filed with the Securities and Exchange Commission ("Commission") and has become effective (such registration statement, including (i) the prospectus included therein, dated _________, as supplemented by a prospectus supplement dated _______in the form first filed under Rule 424(b) (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") ,(ii) if applicable, the information deemed by virtue of Rule 430A to be part of the Registration Statement at the time it was declared effective and (iii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement").

               (b) The Registration  Statement  conforms and the Prospectus will conform in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), and the pertinent published rules and regulations of the Commission thereunder ("33 Act Rules and Regulations") and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the Registration Statement, as of its effective date, and the Prospectus, as of its date and of the Time of Delivery, do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Trust or the Company by any Representative specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to
        Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the pertinent published rules and regulations thereunder ("Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The Trust has conducted and will conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus.

               2. Delivery and Payment. The Preferred Securities to be purchased by each Purchaser hereunder will be represented by a global certificate or certificates in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian and registered in the name of Cede & Co., as nominee of DTC. The Trust will deliver the Preferred Securities to ____________, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of immediately available funds to the Trust, by causing DTC to credit the Preferred Securities to the account of ____________ at DTC. The time, date and location of such delivery and payment (the "Time of Delivery") shall be 10:00 a.m., New York time, on _______, 1998, or at such other time and date as the Representatives, the Trust and BGE may agree upon in writing at the office of the Trust, 39 W. Lexington Street, Baltimore, Maryland 21201.

               At the Time of Delivery, BGE will pay, or cause to be paid, the compensation payable to the Purchasers under Section 3 hereof by wire transfer of immediately available funds to _________________, on behalf of the Purchasers.

               3. Sale to the Purchasers. Subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase, at a purchase price per share of $25.00 per Preferred Security, the number of Preferred Securities set forth opposite the name of such Purchaser in Schedule A hereto.

               As   compensation   to  the  Purchasers  for  their   commitments
hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Subordinated
Debentures of BGE, BGE hereby agrees to pay at the Time of Delivery to__________, for the accounts of the several Purchasers, an amount equal to $0.____per share for the Preferred Securities, except that such commission will be $0.____per Preferred Security sold to certain institutions.

               Upon the authorization by the Representatives of the release of the Preferred Securities, the several Purchasers propose to offer the Preferred Securities for sale upon the terms and conditions set forth in the Prospectus.

               4. Agreement of the Trust and the Company. Each of the Trust and the Company, jointly and severally, agrees with the several Purchasers that:

               (a) It will promptly cause the Prospectus to be filed with the Commission (pursuant to Rule 424 under the Act within the time prescribed under Rule 424(b) or Rule 430(A)(3), as the case may be;

               (b)  For as  long  as a  prospectus  relating  to  the  Preferred
        Securities is required to be delivered under the Act, if any event relating to or affecting the Trust or the Company or of which the Trust or the Company shall be advised in writing by the Purchasers shall occur which, in the Company's opinion, should be set forth in a supplement or amendment to the Prospectus in order either to make the Prospectus comply with the requirements of the Act or which would require the making of any change in the Prospectus so that as thereafter delivered to purchasers such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly amend or supplement the Prospectus by either (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, the Prospectus when the Prospectus is delivered to a purchaser will comply with the Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to any such filing, the Company shall give oral notice to the Purchasers.

               (c) Not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company in which the Time of Delivery occurs, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

               (d) It will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request: (i) the Registration Statement relating to the Preferred Securities as originally filed and all pre-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Preferred Securities; and (iii) during the time when a prospectus relating to the Preferred Securities is required to be delivered under the Act, all post-effective amendments and supplements to the Registration Statement or Prospectus, respectively (except supplements relating to securities that are not Preferred Securities).

               (e) It will use its best efforts to obtain the qualification of the Preferred Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution, provided, however, that neither the Trust nor the Company shall be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Trust or the Company to be unduly burdensome.

               (f) During the period of five years after the Time of Delivery, the Company will furnish to you, and upon request, to each of the other
        Purchasers: (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Company or the Trust as you may reasonably request.

               (g) It will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Purchasers for any expenses (including Blue Sky fees not exceeding $6,000 and disbursements of counsel) incurred by them in connection with qualification of the Preferred Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any filing fees charged by investment rating agencies for the rating of the Preferred Securities, for any expenses incurred in connection with listing the Preferred Securities on a national securities exchange and for expenses incurred in distributing prospectuses to the Purchasers, except that if this Agreement is terminated by the Purchasers under Section 5(c)(iii) hereof, the Company shall not be obligated to reimburse the Purchasers for any of the foregoing expenses. It is understood, however, that, except as provided in this Section, and Section 9 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Preferred Securities by them, and any advertising expenses connected with any offers they may make.

               (h) It will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other preferred beneficial interests in the Trust or any securities of BGE which are substantially similar to the Subordinated Debentures, the Guarantee or the Preferred Securities, or any securities convertible into or exchangeable for or representing the right to receive any of the aforementioned securities, prior to ten business days after the Time of Delivery without the consent of the Representatives.

                      (i) In the case of BGE, to issue the Guarantee and the Subordinated Debentures concurrently with the issuance and sale of the Preferred Securities as contemplated herein; and

                      (j) To use its best efforts to list, subject to notice of issuance, (i) the Preferred Securities and (ii) the Subordinated Debentures, upon any distribution upon the liquidation of the Trust to holders of the Preferred Securities, in each case on the New York Stock Exchange.

               5.  Conditions  of  the   Obligations  of  the  Purchasers.   The
obligations of the several Purchasers to purchase and pay for the Preferred Securities will be subject to the accuracy of the representations and warranties on the part of the Trust and the Company herein, to the accuracy of the statements of the Company officers made pursuant to the provisions hereof, to the performance by the Trust and the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) Subsequent to the signing of this Agreement, you shall have received a letter of Coopers & Lybrand, dated the Time of Delivery, confirming that they are independent public accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that:

                      (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in BGE's Form 10-K ("Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

                      (ii) On the basis of  procedures  specified in such letter
               (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of BGE since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of BGE incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of BGE, and making inquiries of certain officials of BGE who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, the ratio of earnings to fixed charges (measured on the most recent twelve month period), or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of BGE or, at such date, there was any decrease in net assets of BGE as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, [or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock,] except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

                      (iii) Certain  specified  procedures  have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of BGE) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of BGE, except as described in such letter.

               (b) Prior to the Time of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of BGE, the Trust or you, shall be contemplated by the Commission.

               (c) Subsequent to the date of this Agreement, (i) there shall not have occurred any change or any development involving a prospective change not contemplated by the Prospectus in or affecting particularly the business or properties of BGE which, in the reasonable judgment of all of the Representatives, materially impairs the investment quality of the Preferred Securities, (ii) no rating of any BGE securities shall have been lowered by any recognized rating agency and no such agency shall have publicly announced that it has under surveillance or review its rating of the Preferred Securities and any BGE security which in the reasonable judgment of all of the Representatives makes it impracticable to market the Preferred Securities, (iii) trading in any BGE securities shall not have been suspended or materially limited by the Commission or the New York Stock Exchange, trading in securities generally on the New York Stock Exchange shall not have been suspended nor limited, other than a temporary suspension in trading to provide for an orderly market, nor shall minimum prices have been established on such Exchange, the effect of which on the financial markets of the United

        States is such as to make it, in the reasonable judgment of the Representatives after consultation with the Company, impracticable to market the Preferred Securities, (iv) a banking moratorium shall not have been declared either by New York State or Federal authorities, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgement of the Representatives, impracticable to market the Preferred Securities, and (v) there shall not have occurred an outbreak or escalation of major hostilities in which the United States is involved or other substantial national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of all the Representatives, impracticable to market the Preferred Securities.

               (d) There shall not be in effect at the Time of Delivery any order of the Public Service Commission of Maryland which would prevent the issuance, sale and delivery of the Subordinated Debentures and Guarantee in accordance with the terms contemplated by this Agreement.

               (e) You shall have received an opinion, dated the Time of Delivery, of an Associate General Counsel of BGE to the effect that:


                      (i) BGE and  Constellation  Holdings,  Inc. have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; and BGE is duly qualified to do business as a foreign corporation in good standing in the Commonwealth of Pennsylvania and all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material adverse impact on its financial condition;

                      (ii) The Trust Agreement, the Guarantee, the Indenture and
               the Subordinated  Debentures  (collectively  the "BGE Agreements"
               have) been duly authorized, executed and delivered by BGE and are valid instruments, legally binding on BGE and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity; and the Subordinated Debentures are entitled to the benefits provided by the Indenture;

                      (iii) The  Registration  Statement  has  become  effective under the Act and, (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (b) the Registration Statement (as of its effective date) and the Prospectus (as of the date of this Agreement) and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement (as of its effective date) or the Prospectus as of the date of this Agreement and as of the Time of Delivery, or any such amendment or supplement, as of their respective dates, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading; (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; (e) and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iii) need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statements of Eligibility and Qualification on Form T-l of the Debenture Trustee under the Indenture, The Guarantee Trustee under the Guarantee, or the trustee under the Trust Agreement;

                      (iv) The  approval  of the Public  Service  Commission  of
               Maryland necessary for the valid issuance by BGE of the Guarantee and the Subordinated Debentures pursuant to this Agreement has been obtained and continues in full force and effect. Such counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Guarantee and the Subordinated Debentures by BGE under this Agreement (except that such opinion need not pass upon the requirements of state securities acts) or the consummation of the transactions contemplated by this Agreement;

                      (v) To the best of such  counsel's  knowledge  and belief, the consummation of the transactions contemplated in this Agreement, the issuance and sale of the Preferred Securities and the Common Securities by the Trust, the issuance by BGE of the Guarantee and the Subordinated Debentures, the compliance by BGE with all of the provisions of this Agreement, the execution, delivery and performance by BGE of the BGE Agreements, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement and described in the Prospectus and the consummation of the transactions herein and therein contemplated, did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, BGE's Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which BGE is a party or by which it is bound to which any of its property or assets is subject, nor will such action result in any violation of any statute, or any order, rule or regulation known to such counsel of any court or government agency having jurisdiction over BGE or its property;

                      (vi) This Agreement,  has been duly  authorized,  executed and delivered by BGE;

                      (vii) The Trust Agreement, the Indenture and the Guarantee
               have been duly qualified under the Trust Indenture Act;

                      (viii) The issuance, sale and delivery of the Subordinated
               Debentures, the Guarantee and the Preferred Securities as contemplated by this Agreement are not subject to the approval of the Commission under the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act");

                      (ix) The Registered  Securities and the Common  Securities
               conform as to legal matters to the statements concerning them in the Prospectus; and the summaries of the BGE Agreements contained in the Prospectus constitute correct summaries thereof for use therein;

                  (x) The  statements  set  forth in the  Prospectus  under  the captions "Description of the Preferred Securities," "Certain Terms of the Preferred Securities," "Description of the Guarantee," "Description of the "Debentures," and "Certain Terms of the Series - Debentures," insofar as they constitute summaries or
               matters  of  law  or  legal  conclusions,  fairly   present  the
               information set forth;

                  (xi) To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities;

                (xii) Neither the Trust nor BGE is and upon the issuance and sale of the Preferred Securities as contemplated by this Agreement and the application of the proceeds therefrom as described in the Prospectus will not be an "investment company" or an entity "controlled" by an "investment company" required to be registered under the Investment Company Act of 1940, as amended; and

                (xiii) The issuance and sale of the Preferred Securities and the
               Common Securities by the Trust, the compliance by the Trust with its obligations under this Agreement, the purchase of the Subordinated Debentures by the Trust from BGE, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement and described in the Prospectus, and the consummation of the transactions contemplated herein and in the Trust Agreement, did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Trust Agreement, or any Maryland or Federal statute or any order, rule or regulation known to such counsel of any Maryland or Federal court or government agency or body having jurisdiction over the Trust or any of its properties.

                      (xiv) At the Time of Delivery, all of the issued and outstanding Common Securities of the Trust will be directly owned by BGE subject only to the lien of its Mortgage and Deed of Trust, as amended and restated on June 20, 1995.

               In rendering such opinion, such counsel may rely as to all matters of Delaware law and legal conclusions based thereon upon the opinion of counsel referred to in Section 5(g) hereof.

               (f) You shall have received from Cahill Gordon & Reindel, counsel for the Purchasers, an opinion dated the Time of Delivery, with respect to the matters referred to in paragraph

5(e) subheadings (ii), (iii) (a) and (b), (vi), (vii), (ix) and (x), and such other matters as the Purchasers shall reasonably request and such counsel shall have received such documents as they request for the purpose of enabling them to pass on such matters.

               In rendering such opinion, Cahill Gordon & Reindel may rely, as to all matters of Maryland law and legal conclusions based thereon upon the opinion of counsel for BGE referred to in Section 5(e) hereof and as to all matters of Delaware law and legal conclusions based thereon upon the opinion of counsel referred to in Section 5(g) hereof.

               In addition, such counsel shall state that it has participated in conferences with officers, counsel and other representatives of BGE and the Trust, representatives of the independent public accountants for BGE and representatives of the Purchasers at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading 5(f) above), on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the opinions of officers, counsel and other representatives of BGE and the Trust), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement (as of its effective date) or the Prospectus (as of the date of this Agreement and as of the Time of Delivery), and any subsequent amendments or supplements thereto, as of their respective dates, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make such statements therein not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus or incorporated therein or as to the Statements of Eligibility and Qualification on Form T-l of the Debenture Trustee under the Indenture, the Guarantee Trustee under the Guarantee, or the trustee under the Trust Agreement.)

        (g) Richards, Layton & Finger P.A., special Delaware counsel for the Trust and BGE, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

                  (ii)Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to own property and conduct its business as described in the Prospectus;

                 (iii)Under  the  Delaware  Business  Trust  Act and  the  Trust
                  Agreement, the Trust has the trust power and authority (a) to execute and deliver, and to perform its obligations under, this Agreement and (b) to issue and perform its obligations under the Preferred Securities and the Common Securities.

                  (iv)Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                  (v) The Trust Agreement constitutes a valid and binding obligation of BGE and the Trustees, enforceable against BGE and the Trustees, in accordance with its terms, subject, as to enforcement to the effect upon the Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, liquidation, fraudulent conveyance, reorganization and other similar laws relating to or affecting the remedies and rights of creditors,
                  (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered or applied in a proceeding in equity or at law) and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (vi) The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust (the "Securityholders"), are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation law of the State of Delaware; and provided that such counsel may note that the Securityholders may be obligated, pursuant to the Trust
                  Agreement, to (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover any taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (b) provide security and/or indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and powers under the Trust Agreement; and under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Preferred Securities is not subject to preemptive or other similar rights;

                  (vii) The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust; and under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Common Securities is not subject to preemptive or other similar rights;

                  (viii) The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated herein and the compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement or
                  (b) any applicable Delaware law or Delaware administrative regulation;

                    (ix) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of
                  Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Preferred Securities, the consummation by the Trust of the transactions contemplated herein or the compliance by the Trust of its obligations hereunder; and

                    (x) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph (g), such counsel need express no opinion concerning the securities laws of the State of Delaware).

        (h) You shall have received from Winthrop, Stimson, Putnam & Roberts special tax counsel to the Company and the Trust, an opinion dated the Time of Delivery, to the effect that the statements made in the Prospectus under the caption "United States Taxation" to the extent they constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate and correct in all material respects and fairly present the information set forth therein.

               (i) You shall have received a certificate of the Chairman of the Board, Vice Chairman, President or any Vice President and a principal financial or accounting officer of BGE, dated the Time of Delivery, in which such officers shall state, to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, that the representations and warranties of BGE and the Trust in this Agreement are true and correct in all material respects, that BGE has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operation of BGE except as set forth or contemplated in the Prospectus or as described in such certificate.

               (j) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

               (k) The Preferred Securities shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

               (l) The Trust Agreement, the Guarantee and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to the Representatives.

               (m) A Special Event (as defined in the Prospectus) shall not have occurred and be continuing.

               In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by facsimile to the Company without liability or obligation on the part of the Company or any Purchaser, except as set forth in Sections 4(g) and 9 hereof.

               6. Conditions of the Obligations of BGE and the Trust. The obligations of BGE and the Trust to sell and deliver the Subordinated Debentures and Preferred Securities, respectively, are subject to the following conditions precedent:

               (a) Prior to the Time of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of BGE, the Trust or you, shall be contemplated by the Commission.

               (b) There shall not be in effect at the Time of Delivery any order of the Maryland Public Service Commission which would prevent the issuance, sale and delivery of the Subordinated Debentures or Guarantee or which contains conditions or provisions with respect thereto which are not acceptable to BGE or the Trust, it being understood that no order in effect at the date of this Agreement contains any such unacceptable conditions or provisions.

               (c) A Special Event (as defined in the Prospectus) shall not have occurred and be continuing.

               If any such condition shall not have been satisfied, then BGE or the Trust shall be entitled, by notice in writing or by facsimile to you, to terminate this Agreement without any liability on the part of BGE or the Trust or any Purchaser, except as set forth in Sections 4(g) and 9 hereof.

               7.     Indemnification.

               (a) The Trust and BGE jointly and severally will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that BGE or the Trust will not be liable to such Purchaser or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to BGE or the Trust by the Representatives specifically for use therein unless such loss, claim, damage or liability arises out of the offer or sale of the Subordinated Debentures and Preferred Securities occurring after a Representative has notified BGE or the Trust in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which BGE or the Trust may otherwise have.

                      The Trust and BGE shall not be liable for indemnity under this Section 7(a) with respect to any prospectus to the extent that any such loss, claim, damage or liability of such Purchaser results solely from the fact that such Purchaser sold Preferred Securities to a person to whom it is established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of a prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the Act, if the Trust and BGE has previously furnished to the Representatives on behalf of the Purchaser, including such, Purchaser, the copies thereof theretofore requested by the Representatives, and the loss, claim, damage or liability of such Purchaser results from an untrue statement or omission of a material fact contained in the prospectus that was corrected in a prospectus supplement.

               (b) Each Purchaser will indemnify and hold harmless BGE and the Trust, each of their trustees or directors as applicable, each of their officers who have signed the Registration Statement and each person, if any, who controls BGE or the Trust within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which BGE or the Trust or any such director, trustee, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to BGE or the Trust by a Representative specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by BGE or the Trust or any such director, trustee, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Purchaser will not be liable to BGE or the Trust, or any such director, trustee, officer or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of the offer or sale of Preferred Securities occurring after such Purchaser has notified BGE or the Trust in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying  party  under (a) and (b) above,  notify  the  indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               (d)  If   recovery   is  not   available   under  the   foregoing
        indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Preferred Securities and Subordinated Debentures (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Trust, BGE and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Preferred Securities, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers' obligations to contribute are several in proportion to their respective underwriting obligations and are not joint.

               8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase the Preferred Securities hereunder and the aggregate principal amount of the Preferred Securities which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of the Preferred Securities or less, you may make arrangements satisfactory to the Trust and BGE for the purchase of such Preferred Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Time of Delivery the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Preferred Securities which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Preferred Securities with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you, the Trust and BGE for the purchase of such Preferred Securities by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Trust or BGE, except as provided in Section 9. In the event that any Purchaser or Purchasers default in their obligation to purchase Preferred Securities hereunder, the Trust or BGE may, by prompt written notice to the non-defaulting Purchasers, postpone the Time of Delivery for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Trust or BGE will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

               9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Trust and BGE or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Trust and BGE or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Preferred Securities. If this Agreement is terminated pursuant to Section 5, 6 or 8 or if for any reason the purchase of the Preferred Securities by the Purchasers is not consummated, the Trust and BGE shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g). Except as provided above, neither the Trust nor BGE shall be liable to the Purchasers for damages on account of any other consequential damages or loss of anticipated profits.

               In addition, in such event the respective obligations of the Trust and BGE and the Purchasers pursuant to Section 7 shall remain in effect; provided, however, that you will use your best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom you have delivered a Prospectus for the Preferred Securities by telephone or facsimile, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus.

               In all dealings hereunder, the Representatives shall act on behalf of each of the Purchasers and any action taken by any Representative will be binding on each Purchaser, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives jointly or by __________ on behalf of the Representatives.

               10. Notices. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or sent by facsimile and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to BGE or the Trust, will be delivered or sent by facsimile and confirmed to it, attention of Treasurer at 39 W. Lexington Street, Baltimore, Maryland 21201, telecopier (410) 234-5367; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telecopied to such

Purchaser at its address appearing in its Purchasers' Questionnaire. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

               11. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and trustees and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder. No purchaser of any of the Preferred Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

               12. Construction. This Purchase Agreement shall be governed by and construed in accordance with the law of the State of Maryland (without regard to conflict of law principles).

               13. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute one and the same agreement.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among BGE, the Trust and the Purchasers in accordance with its terms.

                                            Very Truly yours,

                                            BALTIMORE GAS AND ELECTRIC COMPANY

                                            By _____________________

                                            Title: _________________

                                            BGE CAPITAL TRUST I

                                            By: Baltimore Gas and Electric
                                                Company, as Depositor

                                            By ______________________

                                            Title: __________________


The foregoing  Purchase
Agreement is hereby confirmed
as of the date first above
written.

[Firm Name]

By _____________________

Title: _________________

                                   SCHEDULE A

Name of Purchaser                                             Amount
-----------------                                           ---------

















                                                           ----------
Total
                                                           ==========